                                                                 EXHIBIT 21.1





                                    SUBSIDIARIES


     The following table sets forth information as to Coherent's subsidiaries, all of which are included in the consolidated financial statements. Coherent owns 100% of the outstanding voting securities of such corporations except as noted below.

                                                      Jurisdiction of
           Name                                        Incorporation
-----------------------------------------------------------------------------
     Coherent FSC, Inc.                                Virgin Islands
     Coherent GmbH                                     Germany
     Coherent (U.K.) Ltd.                              United Kingdom
     Coherent Japan, Inc.                              Japan
     Lambda Physik GmbH (1)                            Germany
     Lambda Physik U.S. (1)                            Massachusetts
     Lambda Physik Japan, K.K. (2)                     Japan
     Laser, Inc.                                       Massachusetts
     Coherent S.A.                                     France
     Coherent Optics Europe, Ltd.                      United Kingdom
     Coherent Lubeck GmbH                              Germany
     Coherent Export Co., Inc.                         United States
     Coherent Holding Co., GmbH                        Germany
     Coherent-Ealing Europe, Ltd.                      United Kingdom
     Coherent (U.K.) Holdings, Ltd.                    United Kingdom
     Coherent Benelux                                  The Netherlands
     Coherent Tutcore, Ltd. (1)                        Finland
     CFX Communications, LLC. (3)                      United States

(1) The Company owns 80% of the outstanding voting securities of these subsidiaries.
(2) The Company owns 76% of the outstanding voting securities of this subsidiary.
(3) The Company owns 60% of the outstanding voting securities of this subsidiary.


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